AMENDMENT TO MIDDLE MARKET CREDIT FUND, LLC
SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This AMENDMENT TO MIDDLE MARKET CREDIT FUND, LLC SIXTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) is entered into as of August 20, 2025, by and between Carlyle Secured Lending, Inc. (f/k/a TCG BDC, Inc.) and Credit Partners USA LLC (collectively, the “Members”) as the members of Middle Market Credit Fund, LLC, a Delaware limited liability company (the “Company”).

RECITALS:

WHEREAS, the Members entered into that certain Sixth Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 18, 2025, as amended, assigned, supplemented or otherwise modified from time to time (the “Agreement”), to set forth their understanding with respect to their relationship and the operation of the Company.

    WHEREAS, the Members desire to amend certain sections and definitions of the Agreement in accordance with the applicable provisions of the Agreement.

NOW, THEREFORE, in consideration of the mutual terms and conditions hereinafter set forth, the Members covenant and agree as follows:

1.    Amendments.

Section 7.17(d) of the Agreement is hereby deleted in its entirety and replaced with “Reserved”.

Section 7.17(f) of the Agreement shall be amended and restated in its entirety as follows:

(f) For the avoidance of doubt, the Members agree that the Company and one or more of the Members may independently invest in any investment opportunity.

2.    Definitions. To the extent not defined in this Amendment, the capitalized terms used in this Amendment shall be defined as set forth in the Agreement.

3.    No Further Modification. Except as expressly modified herein, each Member covenants and agrees to hereafter execute, acknowledge (as appropriate) and deliver such further assurances as may be reasonably requested by the other party hereto in furtherance of this Amendment or to carry out the intent hereof.

4.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of each Member.

5.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute and exchange counterparts of the signature pages by facsimile or electronic transmission.

IN WITNESS WHEREOF, the Members have caused this Amendment to be executed and delivered as of the date first written above.

Carlyle Secured Lending, Inc.
By:     /s/ Tom Hennigan
Name:    Tom Hennigan
Title:    Chief Financial Officer

Credit Partners USA LLC
By:     /s/ Charlotte E. Muellers
Name:    Charlotte E. Muellers

By:     /s/ Jonathon Hammond
Name:    Jonathon Hammond